EXHIBIT 5.1


                                 Brian J. Walsh
                            Associate General Counsel
                              Hollywood Media Corp.
                          2255 Glades Road, Suite 221-A
                            Boca Raton, Florida 33431
                                 (561) 998-8000


                                  April 2, 2004


Hollywood Media Corp.
2255 Glades Road
Suite 221-A
Boca Raton, Florida 33431

         Re:      Registration Statement on Form S-8 filed by Hollywood Media
                  Corp.


      Ladies and Gentlemen:

         As Associate General Counsel to Hollywood Media Corp., a Florida corporation (the "Company"), I have acted as counsel to the Company in connection with the Company's preparation and filing of its registration statement on Form S-8 (the "Registration Statement"), to be filed with the Securities and Exchange Commission ("Commission") on or about the date hereof, with respect to the registration under the Securities Act of 1933, as amended (the "Act"), of an aggregate of 1,965,287 shares (the "Shares") of the Company's common stock, par value $0.01 per share ("Common Stock"), comprised of (a) 1,765,287 additional shares of Common Stock reserved for issuance by the Company upon exercise of options or pursuant to other awards granted under the Hollywood Media Corp. 2000 Stock Incentive Plan, as amended October 30, 2003 (the "2000 Plan"), and (b) 200,000 additional shares of Common Stock reserved for issuance by the Company upon exercise of options granted under the Hollywood Media Corp. Directors Stock Option Plan, as amended May 1, 2003 (the "Directors' Plan", and together with the 2000 Plan, the "Plans").

         In connection therewith, I have examined and relied upon the original or a copy of (i) the Plans, (ii) the Articles of Incorporation and Bylaws of the Company; (ii) records of corporate proceedings of the Company authorizing the Plans and the preparation of the Registration Statement and related matters;
(iii) the Registration Statement and exhibits thereto; and (iv) such other documents and instruments as deemed necessary for the expression of the opinions herein contained. In making the foregoing examinations, I have assumed the genuineness of all signatures and the authenticity of all documents submitted as originals, and the conformity to original documents of all documents submitted as certified or photostatic copies. I have also assumed the legal capacity for all purposes relevant hereto of all natural persons. As to questions of fact material to the opinions hereinafter expressed, I have relied upon the representations made in the documents reviewed in connection herewith.

         Based upon my examination mentioned above, and subject to the assumptions, limitations and qualifications stated herein and relying on the statements of fact contained in the documents I have examined, I am of the opinion that the Company presently has available at least 1,965,287 authorized and unissued shares of Common Stock from which the 1,965,287 Shares may be issued pursuant to the exercise of options or other awards granted under the Plans, and, assuming that the Company maintains an adequate number of authorized and unissued shares of Common Stock available for issuance under the Plans and
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that the consideration for shares of Common Stock issued pursuant to the Plans is actually received by the Company as provided in the Plans, the Shares issued pursuant to and in accordance with the terms of the Plans will be duly and validly issued, fully paid and nonassessable shares of Common Stock of the Company.

         The opinions expressed above are based upon and subject to the further comments, assumptions, limitations, qualifications and exceptions set forth below:

         1. I am licensed to practice law in the State of Florida, and the opinions expressed herein are specifically limited to the laws of the State of Florida.

         2. This opinion letter is limited to the matters stated herein and no opinions may be implied or inferred beyond the matters expressly stated herein.

         3. The opinions expressed herein are as of the date hereof, and I do not assume any obligation to update or supplement such opinions to reflect any facts or circumstances that may hereafter come to my attention or any changes in law that may hereafter occur.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, I do not admit that I come within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Commission thereunder.


                                               Respectfully submitted,



                                               Brian J. Walsh